Exhibit 99.1

Radiant Systems, Inc. Reports Second Quarter Results

The Company reports second quarter adjusted earnings of $0.18 per diluted share and GAAP earnings of $0.09 per diluted share

ATLANTA--(BUSINESS WIRE)--July 30, 2009--Radiant Systems, Inc. (Nasdaq: RADS), announced today financial results for the second quarter ended June 30, 2009.

Summary financial results for the second quarter of 2009 are as follows:

  Total revenues of $71.1 million for the period exceeded Company guidance and represents a 4 percent decrease from revenues of $73.8 million for the same period in 2008.
  Adjusted net income (non-GAAP) for the period was $6.2 million, or $0.18 per diluted share, exceeding Company guidance by $0.02 per diluted share. The results represent a decrease of $0.5 million, or $0.02 per diluted share, compared to the same period in 2008 and exclude amortization of acquisition-related intangible assets, non-recurring items and employee stock compensation expense.

  Net income for the period was $3.2 million, or $0.09 per diluted share, a decrease of $0.9 million, or $0.03 per diluted share, compared to the same period in 2008.

Summary year-to-date financial results for the six-month period ended June 30, 2009 are as follows:

  Total revenues for the period were $138.7 million, a decrease of 4 percent from revenues of $143.9 million in 2008.
  Adjusted net income (non-GAAP) for the period was $10.8 million, or $0.33 per diluted share. The results represent a decrease of $1.7 million, or $0.04 per diluted share, compared to the same period in 2008 and exclude amortization of acquisition-related intangible assets, non-recurring items and employee stock compensation expense.
  Net income for the period, which includes $1.2 million of net non-recurring charges, was $4.2 million, or approximately $0.13 per diluted share, a decrease of $3.3 million, or $0.09 per diluted share, compared to the same period in 2008.

John Heyman, the Company's chief executive officer said, “We are pleased with the continued performance of the business and our prospects for the future. Our revenues and earnings exceeded expectations and we continue to see opportunities for growth with a strong customer base. The business model we have built continues to show strength as our recurring revenue services provide an increasingly strong financial foundation for the Company, while our products address the critical needs of our customers.”

Heyman added, “While some restaurant and retail segments are clearly weak, we have seen a predictable run rate during the first half of the year that we feel will continue into the second half. New products, customer wins and improved channel performance all provide us with visible growth potential in the coming quarters. Overall, our top priorities remain delivering high payback products and outstanding customer satisfaction. Our ability to make our customers’ businesses more successful during these times will allow us to continue to thrive.”

“We were pleased with the strength of our operating model during the quarter,” said Mark Haidet, the Company’s chief financial officer. “Our cash flow generation was strong with cash from operations of $12.6 million and free cash flow of $10.2 million for the quarter. This has allowed us to reduce our net debt position by $11.8 million during the quarter, and $18.7 million year-to-date. This was aided by improved operating margin, the continued strength in our recurring revenue services and diligent management of working capital. Given the results of the second quarter and ongoing visibility for the second half being strong, we are increasing our revenue and earnings guidance for the year.

Haidet added, “Since we provided initial annual guidance in February, we have increased our earnings range by $0.05 per diluted share and exceeded our 2009 free cash flow expectation of $15 million within the first 6 months. We expect continued strong cash flow throughout the second half of the year.”

The Company’s guidance is as follows:

	Revenue Range (millions)	Adjusted Earnings (non-GAAP) / Share Range
Quarter ending September 30, 2009	$68 to $70	$0.15 to $0.17
Year ending December 31, 2009 – Previous	$275 to $280	$0.64 to $0.66
Year ending December 31, 2009 – Updated	$278 to $282	$0.65 to $0.68

The Company provides adjusted net income and adjusted net income per share in this press release as additional information relating to the Company's operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from adjusted net income and adjusted net income per share measures used by other companies. Adjusted net income excludes amortization of acquisition-related intangible assets, non-recurring items and compensation expense related to the issuance of employee stock options. The income tax provision is calculated on the Company’s cash tax rate for the year (based on actual cash expected to be paid to domestic and foreign governments). The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company’s ongoing operations and earnings power.

Radiant will hold its second quarter 2009 conference call today at approximately 4:30 p.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Radiant's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-877-627-6585 – reference passcode 3743566.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality and retail industries. For more than two decades, Radiant’s point of sale hardware and software solutions have redefined the consumer experience in more than 100,000 restaurants, retail stores, stadiums, parks, arenas, cinemas, convenience stores, fuel centers and other customer-service venues. Radiant has offices in North America, Europe, Asia and Australia. For more information, visit www.radiantsystems.com.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are its ability to continue and manage its growth, liquidity and other capital resources issues, competition, global economic conditions and other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the three months ended		For the six months ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008

Revenues:
Systems	$29,834	$38,937	$56,880	$77,675
Maintenance, subscription and transaction services	32,069	25,409	63,280	48,717
Professional services	9,229	9,426	18,575	17,539
Total revenues	71,132	73,772	138,735	143,931

Cost of revenues:
Systems	15,207	20,245	29,227	40,330
Maintenance, subscription and transaction services	15,572	14,761	31,090	27,942
Professional services	5,890	6,634	12,048	12,919
Total cost of revenues	36,669	41,640	72,365	81,191

Gross profit	34,463	32,132	66,370	62,740

Operating expenses:
Product development	5,529	6,133	10,713	11,748
Sales and marketing	10,509	8,642	21,090	16,780
Depreciation of fixed assets	1,231	1,122	2,482	2,168
Amortization of intangible assets	2,338	1,511	4,589	3,105
General and administrative	9,106	7,606	18,441	15,227
Other (income) and charges, net	-	(528)	1,153	(456)
Total operating expenses	28,713	24,486	58,468	48,572

Income from operations	5,750	7,646	7,902	14,168

Interest and other expense, net	579	1,336	1,220	2,829

Income from operations before income taxes	5,171	6,310	6,682	11,339

Income tax provision	1,992	2,264	2,475	3,873

Net income	$3,179	$4,046	$4,207	$7,466

Net income per share:
Basic	$0.10	$0.13	$0.13	$0.23
Diluted	$0.09	$0.12	$0.13	$0.22

Weighted average shares outstanding:
Basic	32,916	32,339	32,748	32,167
Diluted	33,633	33,764	32,952	33,708

Reconciliation of GAAP net income to adjusted non-GAAP net income:

GAAP net income	$3,179	$4,046	$4,207	$7,466
Equity-based compensation expense (a)
Cost of revenues	120	115	281	190
Operating expenses	959	1,233	2,308	2,030
Total equity-based compensation expense	1,079	1,348	2,589	2,220
Amortization of purchased intangibles (b)	2,338	1,511	4,589	3,105
Other (income) and charges, net (c)	-	(528)	1,153	(456)
Tax effect of adjustment items, difference between the
Company's effective tax rate and cash tax rate (d)	(413)	277	(1,729)	145

Adjusted non-GAAP net income	$6,183	$6,654	$10,809	$12,480

Adjusted non-GAAP net income per diluted share	$0.18	$0.20	$0.33	$0.37

In addition to our GAAP results, Radiant Systems discloses adjusted net income and adjusted net income per diluted share, referred to respectively as "adjusted non-GAAP net income" and "adjusted non-GAAP net income per diluted share". These items, which are collectively referred to as "non-GAAP measures", exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets and one-time charges/gains that are non-recurring. From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the non-GAAP measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and non-recurring charges/gains are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decision to issue stock-based compensation, are made to further our long-term strategic objectives and do impact our income statement under GAAP, such items may affect multiple periods and management is not able to change or affect these items within any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in a particular period.

Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised, Share-Based Payment ("FAS 123R") on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors our financial information in this manner while disclosing the effects of stock-based compensation. With the adoption of FAS 123R, we continue to believe that non-GAAP measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 and we have presented non-GAAP measures that exclude and include those items noted above. While these items are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business during any particular period.

We also use non-GAAP measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the awarding of stock options is governed by the compensation committee of the Board of Directors and, in the case of acquisition-related intangible assets, acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management. The non-recurring charges/gains and the non-cash portion of our effective tax rate, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management's internal evaluations of our operating results and are not considered for management compensation purposes.

Our strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation varies for reasons that are generally unrelated to operational performance in any particular period. We use quarterly and annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While they are continually viewed for impairment, amortization of the costs is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

Restructuring and impairment charges are excluded in our non-GAAP measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company's core operation during any particular period.

The gains recognized on our forward exchange contracts in 2008 are excluded from our non-GAAP measures because such gains are not considered to be a normal operating event of the Company. The forward exchange contracts were entered into specifically for the purpose of locking in the US/Australian and US/Euro exchange rates in preparation for the acquisitions of Quest and Orderman, respectively.

Our historical non-GAAP effective tax rate differs from our GAAP effective tax rates because of the exclusion of the non-GAAP adjustments previously mentioned and the resulting impact on the realization of the Company's other tax assets. We exclude the impact of these discrete tax items from our non-GAAP income tax provision because management believes that they are not indicative of the Company's tax obligations that will be paid in cash.

Because the non-GAAP measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the non-GAAP measures, including the following:
a. These non-GAAP measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.
b. The non-GAAP measures do not reflect all costs associated with our operations determined in accordance with GAAP.
c. Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company's GAAP results. While restructuring costs and other one-time charges/gains are non-recurring activities, their occasional occurrence will impact GAAP results.

Management compensates for these limitations by relying on these non-GAAP measures only as a supplement to the Company's GAAP results.

(a) The Company adopted FAS 123R on January 1, 2006 using the Modified Prospective Method, which requires us to expense the fair value of grants made under stock option programs over the vesting period of the options.  The adjustments to costs of sales and operating expenses represent stock-based compensation expense recorded during the period.  Total stock-based compensation expense for the three months ended June 30, 2009 and 2008 was $1.1 million and $1.3 million, respectively, on a pre-tax basis.  Total stock-based compensation expense for the six months ended June 30, 2009 and 2008 was $2.6 million and $2.2 million, respectively, on a pre-tax basis.

(b) Adjustments represent amortization of intangible assets from prior acquisitions.

(c) Adjustments represent the elimination of non-recurring charges and/or gains. For 2009, these non-recurring charges consisted of a $0.7 million charge related to severance and restructuring of the organization (first quarter 2009) and a $0.5 million write-off of third-party software licenses that the Company does not intend to use (first quarter 2009). These charges were partially offset by a $0.1 million gain on the sale of a building (first quarter 2009).

For 2008, these non-recurring items were related to a $0.5 million gain on a forward exchange contract entered into as a result of the July 1, 2008 acquisition of Orderman GmbH (second quarter 2008), a $0.3 million gain on a forward exchange contract entered into a result of the Quest Retail Technology acquisition (first quarter 2008), offset by a $0.4 million charge related to the early termination penalties and write-offs of debt issuance costs in relation to the refinancing of a credit agreement (first quarter 2008).

(d) The Company reports its non-GAAP income tax provision on a cash tax rate basis which was approximately 28% for the three and six-month periods ended June 30, 2009 and 23% for  the three and six-month periods ended June 30, 2008.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS

	June 30,	December 31,
	2009	2008

Current assets
Cash and cash equivalents	$16,881	$16,450
Accounts receivable, net	38,671	44,024
Inventories, net	31,267	31,838
Deferred tax assets	8,008	7,982
Other current assets	3,940	2,628
Total current assets	98,767	102,922

Property and equipment, net	23,359	23,031
Software development costs, net	10,789	9,278
Goodwill	120,550	115,229
Intangibles, net	49,193	51,628
Other long-term assets	2,244	1,454

Total assets	$304,902	$303,542

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$33,235	$34,724
Customer deposits and unearned revenues	24,541	19,714
Current portion of long-term debt and capital lease payments	6,962	6,906
Total current liabilities	64,738	61,344

Long-term debt and capital lease payments, net of current portion	75,358	93,672
Deferred tax liabilities, non-current	3,554	3,066
Other long-term liabilities	4,756	5,129
Total liabilities	148,406	163,211

Shareholders' equity
Common stock, no par value; 100,000,000 shares authorized;
32,930,600 and 32,498,859 shares issued and outstanding, respectively	-	-
Additional paid-in capital	160,910	157,930
Retained earnings	4,524	317
Accumulated other comprehensive loss	(8,938)	(17,916)
Total shareholders' equity	156,496	140,331

Total liabilities and shareholders' equity	$304,902	$303,542

CONTACT:
Radiant Systems, Inc
Karen Minster, 770-576-6811
karen.minster@radiantsystems.com